Exhibit 10.1
NationsHealth, Inc.
2004 Stock Option Plan
Stock Option Agreement
NATIONSHEALTH, INC., a Delaware corporation (the “Company”), hereby grants an Option to purchase shares of its common stock (the “Shares”) to the participant named below (“Participant”). The terms and conditions of the Option are set forth in this Stock Option Agreement (the “Agreement”), and in the NationsHealth, Inc. 2004 Stock Option Plan (the “Plan”).

Date of Option Grant	Expiration Date

Participant’s Name	SSN

Type of Option (Check applicable box(es))	The Option is ☐ an Incentive Stock Option ☐ a Non-qualified Stock Option

Number of Shares	Shares, with an Exercise Price of $ per Share.

Vesting	The Option to purchase Shares will vest according to the vesting schedule below.

Vesting Schedule		Percent		Percent
	Date	Vested*	Date	Vested*

*	“Percent Vested” refers to the percentage of Shares with respect to which the Option may be exercised.

Termination of Service Prior to Expiration Date	If the Participant has a Termination of Service (not for Cause) prior to the Expiration Date, the time to exercise the Option shall be limited, as follows:
• Unless the Termination of Service is the result of the Participant’s death or Disability, the Participant may exercise the Option up to three (3) months after the Termination of Service.

• If the Termination of Service is the result of the Participant’s Disability, the Participant may exercise the Option up to twelve (12) months after the Termination of Service.

• If the Termination of Service is the result of the Participant’s death, the Participant’s Beneficiary may exercise the Option up to twelve (12) months after the Termination of Service.
My signature at the end of this Agreement indicates that I understand and agree to the terms and conditions set forth in this Agreement and the Plan. Initials: ___ Date:

NationsHealth, Inc.
2004 Stock Option Plan
Stock Option Agreement
Stock Option Agreement
This Agreement evidences the grant of an Option under the NationsHealth, Inc. 2004 Stock Option Plan. The name of the recipient, the number of Shares covered by the Option, and other variable terms are set forth in the cover page, which is part of this Agreement. The words “you,” “your,” and similar terms refer to the Participant to whom this Option is granted.
The Option is subject to the following terms and conditions:

Definitions and the Plan	All capitalized terms that are not otherwise defined in this Agreement have the meanings set forth in the Plan, the text of which is incorporated into this Agreement by reference. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control. For purposes of this Agreement, the following definitions apply:

“Affiliate” means an entity that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Internal Revenue Code (the “Code”)) with respect to the Company, whether now or hereafter existing.

“Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of this Plan under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

“Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

“Disability” means total and permanent disability (as defined in Section 22(e)(3) of the Code).

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Termination of Service” means the date an individual ceases to be an employee, director or consultant of the Company. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy.

“Stockholder” means any individual who owns or is treated as owning any stock of the Company.

Term	Subject to the Termination of Service provisions set forth in the cover page and the provisions that apply in case of Termination of Service for Cause, this Option shall expire at 5:00 p.m. Eastern Time on the Expiration Date set forth in the cover page.

NationsHealth, Inc.
2004 Stock Option Plan
Stock Option Agreement

Number of Shares and Exercise Price	To the extent vested (and prior to the end of the Term described above), this Option gives you the right to purchase the number of Shares set forth in the cover page, at the Exercise Price set forth in the cover page.

The Exercise Price is subject to Section 6 of the Plan and to Section 422 of the Internal Revenue Code, which provides that the Exercise Price may not be less than the Fair Market Value (or, if this Option is an Incentive Stock Option and you are a 10% Stockholder, 110% of the Fair Market Value) of the Shares on the Date of Option Grant.

The number of Shares and/or Exercise Price may be adjusted to reflect a stock split or other corporate transaction or event, in the sole discretion of the Committee.

Vesting	The cover page indicates the criteria for vesting.

With respect to any portion of this Option that vests according to the Vesting Schedule set forth in the cover page, a leave of absence shall not count as service, except as required by law.

In addition, this Option shall vest upon the occurrence of any vesting event (for example, onset of Disability or a change in control of the Company) set forth in a separate written agreement between you and the Company.

Special Provisions for Incentive Stock Options	If this Option is an Incentive Stock Option, the following provisions apply:

•     Although the Option is intended to be an Incentive Stock Option, the Company does not warrant that the Option will be treated as an Incentive Stock Option for tax purposes. To the extent that the Option fails for any reason to satisfy the requirements applicable to Incentive Stock Options, the Option shall be a Non-qualified Stock Option.

•     The Option will not be treated as an Incentive Stock Option for tax purposes if you sell or otherwise dispose of Shares issued upon exercise before the later of: (i) the first anniversary of the date the Shares are delivered to you, or (ii) the second anniversary of the Date of Option Grant. Any earlier sale or disposition of the Shares will be a “disqualifying disposition.” You must notify the Company of any disqualifying disposition within 30 days after a disqualifying disposition occurs.

•     Any portion of the Option that is exercised more than three months after your Termination of Service for any reason other than Disability or death (to the extent the Option has not expired) shall be treated as a Nonstatutory Stock Option. In case of Termination of Service due to Disability, the three-month period shall be extended to 12 months. If you die before exercising the Option, it may be treated as an Incentive Stock Option only to the extent that the Option would have been treated as an Incentive Stock Option if you had exercised it on the date of your death.

Exercise	To exercise this Option, you (or your Beneficiary, in the case of exercise after your death) must complete a Notice of Exercise, which may be written or electronic, and file it at the address shown on the form. Your Notice of Exercise must indicate the number of Shares you wish to purchase and will not be accepted if it is incomplete. You may not purchase fractional Shares: any request for fractional Shares will be rounded down to the next lowest whole number of Shares.

A sample Notice of Exercise appears as Appendix A to this Agreement.

You will not have any of the rights of a Stockholder with respect to the Shares under this Agreement until (1) you exercise the Option, (2) the Company receives full payment for the Shares, and (3) the Shares are transferred to you.

NationsHealth, Inc.
2004 Stock Option Plan
Stock Option Agreement

Payment Upon Exercise	When you (or your Beneficiary) submit your Notice of Exercise, you must include payment of the Exercise Price for the Shares you are purchasing. (You might also have to include payment for tax withholding, as described below.) Unless otherwise approved by the Committee, payment for the Shares must be made by cash or check. With approval from the Committee, however, payment may be made in either of the following additional forms:

•     Tender or Attestation of Shares: You may tender whole Shares to the Company with a Fair Market Value equal to the Exercise Price. Instead of actually tendering Shares to the Company, you may attest that you own Shares with a Fair Market Value equal to the Exercise Price, and the Company will reduce the number of Shares issuable upon exercise by the number of Shares required to cover the Exercise Price. Shares attested to or tendered in order to pay the Exercise Price may not be Restricted Stock, and you must have owned the Shares for at least six months.

•     Broker-Assisted Cashless Exercise: You may instruct the Company to deliver the Shares issuable upon exercise to a broker (acceptable to the Company); you must give the broker irrevocable instructions to sell enough Shares to pay the Exercise Price and to deliver the Exercise Price to the Company. For purposes of a broker-assisted cashless exercise, the Shares are deemed to have a Fair Market Value on the Option exercise date equal to the price at which the broker sold the Shares to pay the Exercise Price. (Because of the rules prohibiting them from receiving loans or other extensions of credit from the Company, directors and executive officers of the Company are not eligible to use the cashless exercise method.)

All or part of the Option is deemed exercised when the Committee receives (i) your (or your Beneficiary’s) Notice of Exercise and (ii) full payment for the Shares with respect to which the Option is exercised.

The Committee or the Company may for any reason decline to accept payment by exchange of Shares, or may impose such limitations or restrictions on the form of payment as it deems advisable.

Withholding	If you received the Option as an employee of the Company, the Company must withhold income and employment taxes when you (or your Beneficiary) exercise the Option. The Company may either (i) require you (or your Beneficiary) to remit to the Company cash and/or Shares in an amount sufficient to satisfy all federal, state, and local withholding obligations, or (ii) upon your request and with approval from the Committee, withhold Shares that would otherwise be delivered.

As set forth in Section 15 of the Plan, you remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to this Option. NationsHealth is not responsible for any liability or penalty that you incur by failing to make timely payments of tax.

Nontransferability	Unless the Committee determines otherwise, you may not transfer the Option, except pursuant to a will or in accordance with the laws of descent or distribution. However, if approved by the Committee (subject to terms and conditions that the Committee may establish), and provided that this Option is a Nonstatutory Stock Option, you may transfer all or part of the Option to a member of your immediate family (i.e., spouse, child, stepchild, grandchild, parent, grandparent, or sibling).

NationsHealth, Inc.
2004 Stock Option Plan
Stock Option Agreement

Restrictions on Exercise, Delivery, and Resale	You may not exercise this Option or sell any Shares acquired under this Option at a time when the exercise or sale would be prohibited under Applicable Laws.

You may not exercise this Option after an event constituting “Cause” (as defined in the following section) occurs, unless you are notified by the Committee your right to exercise has been reinstated.

Shares shall not be delivered until (i) all conditions of this Agreement have been met to the satisfaction of the Committee, (ii) all other legal matters in connection with the issuance and delivery of the Shares have been satisfied, and (iii) you have executed and delivered all representations and agreements as are necessary and appropriate to satisfy the requirements of any Applicable Laws.

If you are terminated for Cause, the Company has the right and option to repurchase all or any portion of the Issued Shares received by the exercise of the Option. The per share purchase price of the Issued Shares subject to the repurchase shall be equal to the Exercise Price.

Forfeiture Upon Termination of Service for Cause	If you experience a Termination of Service that is initiated by the Company for “Cause” (as defined below), this Option (whether vested or not vested) shall immediately expire and shall be null and void.
If you are covered by an employment agreement or consulting agreement at the time of your Termination of Service, and if the employment agreement or consulting agreement includes provisions relating to termination for cause, your termination for cause within the meaning of the employment agreement or consulting agreement shall constitute a Termination of Service for “Cause” within the meaning of this Agreement.

If you are not covered by an employment agreement or consulting agreement that includes provisions relating to termination for cause, “Cause” shall mean (i) any breach or violation by you of any agreement between you and the Company or an Affiliate; (ii) any act or omission to act by you that would be reasonably likely to have the effect of injuring the reputation, business, or business relationships of the Company, or of impairing your ability to perform services for the Company or an Affiliate; (iii) your conviction (including without limitation a plea of guilty or nolo contendere) of any crime other than an ordinary traffic violation; (iv) any material misconduct or willful and deliberate non-performance of duties by you in connection with the Company’s or an Affiliate’s business or affairs; (v) your theft, dishonesty, misrepresentation, or falsification of the Company’s or an Affiliate’s documents or records; (vi) your improper use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information; or (vii) your use of the Company’s or an Affiliate’s facilities, premises, or property to conduct unlawful or unauthorized activities or transactions.

Lock-up Provision	If the Company proposes to make a public offering of Shares, the Company or an underwriter might request that you do not sell or otherwise directly or indirectly dispose of Shares delivered under this Agreement for a reasonable period after the offering, not to exceed 90 days. Your right to any Shares received under this Agreement is contingent on your agreeing to comply with such a request.

Notices	Any notice from you to the Company must be in writing and shall be deemed effective when it is received by the Secretary of the Company at the Company’s principal office.

Any notice from the Company to you must be in writing and shall be deemed effective when it is personally delivered to you or when it is deposited in the U.S. Mail, with postage and fees prepaid.

NationsHealth, Inc.
2004 Stock Option Plan
Stock Option Agreement

Not an Employment Contract	This Agreement is not an employment agreement and does not give you any right to continued employment (or other service relationship) with the Company or an Affiliate. Unless provided otherwise in a written agreement between you and the Company or an Affiliate, your employment (or other service relationship) is “at-will” and may be terminated at any time and for any reason.

Amendment and Termination	This Agreement may be amended or terminated by mutual agreement, in writing, signed by you and the Company. To the extent required to comply with an Applicable Law or accounting principle, this Agreement may be amended by the Company without your consent.

Governing Law	As set forth in Section 19 of the Plan, this Agreement shall be governed by and interpreted in accordance with Delaware law (without regard to any principles of Delaware law that might direct resolution to the laws of a different jurisdiction).

NationsHealth, Inc.
2004 Stock Option Plan
Stock Option Agreement

Interpretation and Construction	This Agreement shall be construed and interpreted by the Committee in its sole discretion. Any interpretation or other determination by the Committee shall be binding and conclusive (including, without limitation, correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan).

Entire Understanding	This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments, or negotiations concerning this Option are superseded.

NationsHealth, Inc.

By:

Title:

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

Participant’s Signature

Participant’s Name (please print)

Exhibit 10.1
Nationshealth, Inc.
2004 Stock Option Plan
Appendix A:
Sample Notice of Exercise

Name

Address:

Date:	_______________, 20___
NationsHealth, Inc.
13650 NW 8th Street
Sunrise, FL 33325
Attention: Chief Financial Officer
By a Stock Option Agreement dated                     , 20___(the “Option Agreement”), I am the holder of an Option granted under the NationsHealth, Inc. 2004 Stock Option Plan (the “Plan”) to purchase up to                      shares of NationsHealth common stock (the “Shares”) at an exercise price of $                     per Share. My Option is (circle one) [an Incentive] [a Nonstatutory] Stock Option.
I hereby exercise my Option to purchase                      Shares, for which the total exercise price is $                    . I have arranged to pay the exercise price as follows:

I am enclosing with this notice a check for $ .

With approval from the Compensation Committee of NationsHealth’s Board of Directors (the “Committee”), I have arranged to tender Shares, with a Fair Market Value of $ . I certify that I have owned the Shares that I am tendering for more than six months and that the Shares are not restricted.

With approval from the Committee, I hereby attest that I have owned Shares, with a current Fair Market Value of $ , for more than six months, and that I continue to own such Shares. I acquired these Shares on [insert date] for a purchase price of $ . I authorize NationsHealth to reduce the number of Shares deliverable upon exercise by the number of Shares whose ownership I have attested.

With approval from the Committee, I hereby instruct NationsHealth to deliver the Option Shares to (the “Broker”) to be credited to my account number . The Broker’s address and telephone number are: . I certify that I have instructed the Broker to sell Shares with a Fair Market Value of at least $ (after any commissions or other expenses of the sale), and to deliver $ to NationsHealth from the proceeds of the sale.

NationsHealth, Inc.

I understand that my Option may be exercised only to the extent that it is vested, and that it will not be deemed exercised with respect to any Shares until the exercise price has been received by the Chief Financial Officer of NationsHealth (or by a person designated by the Chief Financial Office).
I understand that if I received my Option as an employee of NationsHealth, exercise of my Option might trigger certain federal, state, and local tax withholding obligations (although withholding will not be required with respect to exercise of an Incentive Stock Option). I have arranged to satisfy the withholding obligations in the following manner:

I am enclosing with this notice a check for $ , which NationsHealth has determined to be sufficient to satisfy all withholding obligations.

With approval from the Committee, I authorize NationsHealth to withhold Shares with a Fair Market Value equal to the amount that must be withheld. I understand that only whole Shares will be withheld and that any fractional Shares required to be withheld will be rounded up to the next whole Share.
Notwithstanding the provisions for withholding, I understand that I remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to my Option and that NationsHealth is not responsible for any liability or penalty that I incur by failing to make timely payments of tax.
Please register my stock certificate as follows:

Name:

Address:

Tax I.D. #:

If my Option is an Incentive Stock Option, I will notify NationsHealth’s Chief Financial Officer within 30 days after any transfer of Shares acquired pursuant to my exercise of the Option that occurs within one (1) year after the date of exercise or within two (2) years after the date the Option was granted.

NationsHealth, Inc.

I further understand and acknowledge that my exercise of this Option and receipt of the Shares are subject to the terms and conditions of the Plan and the Option Agreement, which I have received and carefully reviewed. I understand the terms and conditions and agree to be bound by them.

Sincerely,

Signature
Received by NationsHealth, Inc.:                     , 20___

Approved

By:

Title: